SCHEDULE II
                   INFORMATION WITH RESPECT TO
      TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
        SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

PREFERRED CONVERTIBLE STOCK-KETEMA 8% 11/15/03

 GABELLI FUNDS, INC.
  THE GABELLI CONVERTIBLE SECURITIES FUND
                2/03/95            1,759-          102.0000

  THE GABELLI ABC FUND
                2/03/95              100-          102.0000

 GAMCO INVESTORS, INC.
                2/03/95            1,335-          102.0000

 GABELLI ASSOCIATES FUND
                2/03/95              246-          102.0000

 GABELLI PROFIT SHARING PLAN
                2/03/95              445-          102.0000























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.

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